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EXHIBIT 23(a)

Independent Auditors' Consent
and Report On Financial Statement Schedule

The Stockholders and Board of Directors
The Dow Chemical Company:

We consent to the incorporation by reference of our report dated January 29, 2004 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to a change in method of accounting for derivative instruments and hedging activities to conform to Statement of Financial Accounting Standards ("SFAS") No. 133, a change in method of accounting for goodwill to conform to SFAS Nos. 141 and 142, and a change in the method of accounting for stock-based compensation to conform to SFAS No. 123) appearing in this Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 2003, in the following Registration Statements of The Dow Chemical Company:

Form S-3:
Nos.	33-37052 33-52980 333-101647 333-106533
Form S-4:
No.	333-88443
Form S-8:
Nos.	2-64560 33-21748 33-51453 33-52841 33-58205 33-61795 333-27379 333-27381 333-40271 333-43730 333-49183 333-67414 333-88443 333-91027 333-103518 333-103519 333-105080 333-107695

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of The Dow Chemical Company, listed in Item 15 (a) 2. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP Midland, Michigan February 19, 2004

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Independent Auditors' Consent and Report On Financial Statement Schedule